Exhibit 99.1

NPS PHARMACEUTICALS TO REPORT

THIRD QUARTER 2007 FINANCIAL RESULTS AND NYCOMED DECISION ON GATTEX™

PARTNERSHIP ON NOVEMBER 1, 2007

Bedminster, NJ — October 25, 2007 — NPS Pharmaceuticals, Inc. (Nasdaq: NPSP) announced today that it will report its third quarter financial results and Nycomed’s decision whether to proceed with ex-U.S. development and commercialization of GATTEX™ (teduglutide) on Thursday, November 1, 2007. NPS expects to receive notification from Nycomed at the end of this month regarding Nycomed’s plans to partner with NPS on the development of GATTEX™ (teduglutide) outside North America. The announcement will be followed by a conference call and webcast at 5:00 p.m. EDT, featuring Dr. Anthony Coles, president and CEO, and other members of the NPS executive team.

To participate in the conference call, dial (866) 770-7051 and use passcode 53288322. International callers may dial (617) 213-8064, using the same passcode. In addition, live audio of the conference call will be simultaneously broadcast over the Internet and may be accessed on the company’s web site (www.npsp.com).

If you are unable to participate in the live call, a replay will be available at (888) 286-8010, with passcode 16038876, until midnight EST, November 15, 2007. International callers may access the replay by dialing (617) 801-6888, using the same passcode. The webcast will also be available on the NPS website for the same period of time.

About NPS Pharmaceuticals

NPS Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of small molecules and recombinant proteins as drugs, primarily for the treatment of metabolic, bone and mineral, and central nervous system disorders. The company has drug candidates in various stages of clinical development. Additional information is available on the company’s website, http://www.npsp.com.

Note: Statements made in this press release, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All information in this press release is as of October 25, 2007 and we undertake no duty to update this information. A more complete description of these risks can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year-ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter-ended June 30, 2007.